                                $500,000,000
               INSTALLMENT FACE-AMOUNT CERTIFICATE AGREEMENT



         This is an INSTALLMENT FACE-AMOUNT CERTIFICATE AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this "AGREEMENT") in the principal amount of $500,000,000 made as of the 15th day of September, 1998, by and among (i) 212 CERTIFICATE COMPANY, a Delaware corporation (the "ISSUER"); (ii) PARK AVENUE RECEIVABLES CORPORATION, a Delaware corporation ("PARCO" or the "PURCHASER"); and (iii) THE CHASE MANHATTAN BANK, a New York banking corporation ("CHASE"), as funding agent (in such capacity, the "FUNDING AGENT") for the benefit of PARCO and any financial institutions which are currently or in the future become a party to the Asset Purchase Agreement (as defined in Annex X attached hereto)
(each, an "APA BANK" and, when applicable, together with PARCO, the "CERTIFICATEHOLDERS").

         WHEREAS, the Issuer desires to sell from time to time interests in an installment face-amount certificate in substantially the form of Exhibit A hereto (as amended, supplemented or otherwise modified and in effect from time to time, the "FACE-AMOUNT CERTIFICATE") to the Purchaser, acting through the Funding Agent, and place the periodic proceeds of such sale (the "SALE PROCEEDS") into the Custodial Account held with Chase, as custodian (in such capacity, the "CUSTODIAN"); and

         WHEREAS, the Issuer and the Purchaser desire that such Sale Proceeds be maintained as security for the Face-Amount Certificate and invested in a pool of fixed-income securities (the "PORTFOLIO") which will be actively managed pursuant to that certain Investment Management Agreement of even date herewith by and among the Issuer, the Funding Agent and Integrity Capital Advisors, Inc., as the portfolio advisor thereunder (in such capacity, the "PORTFOLIO MANAGER") (as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "INVESTMENT MANAGEMENT AGREEMENT"); and

         WHEREAS, the Purchaser desires to pay for its purchase of the Face-Amount Certificate through the issuance of its Commercial Paper, and the Funding Agent, acting on behalf of and for the benefit of the Certificateholders, desires to hold the Face-Amount Certificate and perform the administrative functions set forth herein and in the other Transaction Documents;

     NOW, THEREFORE, in consideration of the premises and mutual promises set forth herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1. INSTALLMENT PURCHASES. On the Closing Date, the Purchaser, subject to the conditions set forth below, will at its option purchase an initial amount of the principal of the Face-Amount Certificate (the "INITIAL PURCHASE") and may thereafter, prior to a PARCO Wind-Down Event and in its sole discretion (subject to the conditions contained elsewhere herein), make additional installment purchases (the Initial Purchase and any subsequent installment purchases are hereinafter each referred to as an "INSTALLMENT PURCHASE") from time to time up to a total principal amount of $500,000,000. When provided for pursuant to the Transaction Documents, the parties hereto agree to take all necessary steps to obligate the APA Banks to purchase the then outstanding amount of the Face-Amount Certificate pursuant to the terms of the Asset Purchase Agreement.

     2. CONDITIONS PRECEDENT TO EACH INSTALLMENT PURCHASE. The Initial Purchase and any subsequent Installment Purchases hereunder shall be subject to satisfaction of the conditions precedent contained in Exhibits B and G attached hereto and hereby incorporated herein by reference thereto (each as applicable to any given Installment Purchase).

     3. INSTALLMENT PURCHASE PAYMENTS. Proceeds of Installment Purchases shall be made in immediately available U.S. funds by wire transfer to the Custodian for credit to the Custodial Account pursuant to wire transfer instructions to be provided to the Funding Agent by the Issuer.

     4. CERTIFICATE YIELD. During all times that any portion of the Invested Amount is outstanding under the Face-Amount Certificate, the Issuer shall pay, with respect to each Settlement Period (or portion thereof), an amount equal to the sum of (a) and (b) (the "CERTIFICATE YIELD"), where (a) is equal to the applicable Earned Yield (as defined below) with respect to such Settlement Period (or portion thereof), and where (b) is equal to the product of (x) the applicable Program Fee payable by the Issuer pursuant to the Program Fee Letter with respect to such Settlement Period (or portion thereof) MULTIPLIED BY (y) $500,000,000 until the Invested Amount equals $500,000,000 and thereafter the Invested Amount.

     5. DEFINITIONS. For purposes of this Agreement and any exhibits and schedules hereto, the following terms shall have the meanings set forth below:

         "CP RATE" means, with respect to any CP Tranche Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper having a term equal to such CP Tranche Period and issued for the purpose of funding the Face-Amount Certificate is sold by any placement agent or commercial paper dealer selected by the Purchaser; PROVIDED, HOWEVER, that if the rate (or rates) as agreed between any such agent or dealer and the Purchaser is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) resulting from the Purchaser's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

         "CP TRANCHE PERIOD" means, prior to a PARCO Wind-Down Event, a period of days not to exceed 120 days commencing on a Business Day requested by the Issuer and agreed to by the Purchaser; PROVIDED that if a CP Tranche Period would end on a day which is not a Business Day, such CP Tranche Period shall end on the next succeeding Business Day.

         "EARNED YIELD" means, with respect to any Settlement Period (or portion thereof), the sum of:

         (i) prior to a PARCO Wind-Down Event, with respect to any portion of the Invested Amount held on the books and records of the Funding
    Agent by the Purchaser and funded through sales of Commercial Paper from time to time, the product of (x) the applicable average daily outstanding Invested Amount during such Settlement Period (or portion thereof), MULTIPLIED BY (y) the CP Rate; and

         (ii) following a PARCO Wind-Down Event, with respect to any portion of the Invested Amount held on the books and records of the Funding Agent by the APA Banks as a result of sales of interests in any Invested Amount by the Purchaser to the APA Banks under the Asset Purchase Agreement from time to time, the product of (x) the applicable average daily outstanding Invested Amount during such Settlement Period (or portion thereof), MULTIPLIED BY (y) a rate as reasonably selected and determined by the Funding Agent which, acting in good faith, reflects the basis for maintaining the APA Banks' interest in the Invested Amount which is equal to either (a) the Euro-dollar Rate or (b) the Base Rate (PROVIDED that the Certificateholders shall use their reasonable good faith efforts to ensure that such funding is at the Eurodollar Rate); PLUS

         (iii) any and all applicable Dealer Fees (such fees not to exceed 0.05% per annum on such Invested Amount for such Settlement Period (or portion thereof)).

PROVIDED, HOWEVER, that notwithstanding the foregoing, upon the occurrence of a Liquidation Event, the Earned Yield payable with respect to clauses (i) and
(ii) above shall thereafter be calculated based on an applicable interest rate equal to the Base Rate PLUS 2.00% per annum. The Funding Agent shall promptly inform the Issuer of the rate used to calculate the Earned Yield payable on the Invested Amount upon its determination thereof. Earned Yield shall be calculated on the basis of the actual number of days elapsed in a year of 365 or 366 days, as applicable (in the case of the CP Rate or the Base Rate), or a year of 360 days (in the case of the Eurodollar Rate).

         "EURODOLLAR RATE" means, with respect to any Eurodollar Tranche Period, a rate which is 0.50% (or, following a PARCO Wind-Down Event specified in clause (c) or (d) of the definition thereof, 0.25%) in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% MINUS the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D of the Board of Governors of the Federal Reserve System (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Funding Agent during such Eurodollar Tranche Period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such Eurodollar Tranche Period during which any such percentage shall be applicable) PLUS (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Funding Agent for determining the current annual assessment payable by the Funding Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "EURODOLLAR TRANCHE PERIOD" means, with respect to any funding of the Invested Amount at a Eurodollar Rate, prior to the Termination Date, a period of up to one (1) month requested by the Issuer and agreed to by the Funding Agent commencing on a Business Day requested by the Issuer and agreed to by the Funding

Agent; PROVIDED, HOWEVER, that if such Eurodollar Tranche Period would expire on a day which is not a Business Day, such Eurodollar Tranche Period shall expire on the next succeeding Business Day; PROVIDED, FURTHER, that if such Eurodollar Tranche Period would expire on (a) a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Eurodollar Tranche Period shall expire on the next preceding Business Day or (b) a Business Day for which there is no numerically corresponding day in the applicable subsequent calendar month, such Eurodollar Tranche Period shall expire on the last Business Day of such month.

         Each capitalized term used but not defined herein shall have the meaning given to such term in Annex X attached hereto, which Annex X is hereby incorporated by reference herein.

    6. CALCULATION OF CERTIFICATE YIELD. The Certificate Yield shall be due and payable in arrears on each Settlement Date. The Certificate Yield applicable to any Settlement Period hereunder shall be determined in good faith by the Funding Agent as to such Settlement Period and promptly conveyed in writing to the Issuer at least five (5) Business Days prior to the applicable Settlement Date when such amounts are required to be paid.

     7. PAYMENT OF CERTIFICATE YIELD. While any Invested Amount is outstanding under the Face-Amount Certificate, the Issuer shall make periodic payments of the Certificate Yield to the Funding Agent, for the benefit of the Certificateholders, in arrears on each Settlement Date. The Issuer shall pay, or shall cause the Portfolio Manager or the Custodian to pay, the Certificate Yield to the Funding Agent in accordance with the priority of payments set forth in the Investment Management Agreement in immediately available funds by wire transfer to the Funding Agent pursuant to wire transfer instructions to be provided to the Issuer by the Funding Agent.
The Issuer's obligation to make any specific payments of Certificate Yield shall cease as to such payment upon the Issuer's receipt of wire transfer validation from the Funding Agent and the Funding Agent shall be solely responsible for ensuring that the proper parties receive the appropriate portion of each payment of Certificate Yield made hereunder.

     8. STATED MATURITY. Except as provided otherwise in Section 9, the Face-Amount Certificate and all other amounts due hereunder and under the other Transaction Documents will be due and payable in full on the earliest to occur of (i) the date three (3) years from the Closing Date, as such date may be extended from time to time in accordance with the terms of this Agreement, (ii) the 270th day following the Scheduled Liquidity Termination Date and (iii) the 270th day following the commencement of the Amortization Period (or, if any such day is not a Business Day, the next succeeding Business Day (the "MATURITY DATE")).

     9. EARLY REDEMPTION. The Face-Amount Certificate may be redeemed prior to its stated maturity as follows:

         (a) Following the occurence of an Amortization Event, the Funding Agent, on behalf of the Certificateholders, may, by written notice to the Issuer, declare the Amortization Period to begin; PROVIDED, HOWEVER, that in the case of any event described in clauses (viii), (ix) and (x) of the definition of "Amortization Event", then, automatically upon the occurrence of such event without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Issuer, anything contained herein or in the Face-Amount Certificate to the contrary notwithstanding, the Invested Amount and any other amounts payable hereunder shall be immediately due and payable and an Amortization Event shall be deemed to have occured automatically and the Amortization Period shall begin. During the Amortization Period, (i) if no Liquidation Event has occurred, the Pledged Collateral shall be liquidated in an orderly manner designed to maximize the value of the Portfolio during the Amortization Period upon the request of the Funding Agent (in consultation with the Portfolio Manager) and
(ii) all Cashflow shall be paid to the Funding Agent on each Settlement Date, or each Business Day, if the Funding Agent so elects, to reduce the Invested Amount in accordance with the payment priorities set forth in the Investment Management Agreement until such Invested Amount and the other obligations hereunder are reduced to zero. No Installment Purchases shall be made during the Amortization Period.

         Upon the occurrence of a Liquidation Event, the Funding Agent, for the benefit of the Certificateholders, shall have (i) all of the rights and remedies afforded to the Funding Agent under the Pledge Agreement, as well as all of the rights and remedies of a secured creditor under applicable law (including the rights and remedies set forth in Section 4 of the Pledge Agreement) and (ii) may, at the direction of the Certificateholders, replace the Portfolio Manager.

         (b) The Issuer may redeem part or all of the Face-Amount Certificate at any time for an amount equal to the Redemption Price upon two (2) Business Days' prior written notice to the Funding Agent stating the portion of the Invested Amount to be redeemed (the "PARTIAL AMORTIZATION NOTICE").

    10. MAINTENANCE OF RESERVES AND DEPOSITS OF ASSESTS. The Issuer shall deposit the Sale Proceeds in the Custodial Account and shall, at all times that any portion of the Face-Amount Certificate is outstanding unless otherwise provided in any Transaction Document, deposit and maintain such Sales Proceeds in the Custodial Account as collateral securing its obligations under the Face-Amount Certificate and Transaction Documents (unless otherwise applied in the payment of any applicable fees or expenses required or permitted under this Agreement or any of the Transaction Documents including, without limitation, any payments required or permitted under the Swap Agreement).

     11. SECURITY INTEREST. The obligations of the Issuer to pay the Certificate Yield, and to repay the Invested Amount and such other amounts payable hereunder shall be secured by a security interest in the Portfolio assets pursuant to the Pledge Agreement.

    12. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Issuer hereby makes the representations, warranties and affirmative and negative covenants contained in Exhibit C attached hereto and incorporated herein by reference thereto.

    13. INDEMNIFICATION. The Issuer hereby agrees to indemnify and make payments to the Funding Agent and the Certificateholders to the extent set forth in Exhibit D attached hereto and incorporated herein by reference thereto.

    14.  MISCELLANEOUS.

         (a)   ASSIGNMENT.

               (i) Subject to the terms of this Section 14(a), the Issuer hereby agrees and consents to the complete or partial assignment by the Purchaser of all of its rights under, interest in, title to and obligations under this Agreement to the APA Banks pursuant to the Asset Purchase Agreement or to any other person or entity with short-term ratings of at least A-1 by Standard & Poor's and P-1 by Moody's and upon such assignment, the Purchaser shall be released from its obligations so assigned. Notwithstanding the foregoing, any such assignment shall not be effective unless and until the assignee agrees in writing to be bound by all of the terms and conditions of the Agreement. Further, the Issuer hererby agrees that any assignee of the Purchaser of this Agreement or all or any portion of its rights under the Face-Amount Certificate held by the Purchaser shall have all of the rights and benefits under this Agreement as if the term "the Purchaser" explicitly referred to such party, and no such assignment shall in any way impair the rights and benefits of the Purchaser hereunder. The Issuer shall not have the right to assign its rights or obligations under this Agreement. The Funding Agent may assign its rights and obligations under this Agreement and the other Transaction Documents as permitted by the Certificateholders from time to time; PROVIDED the Issuer will not be required to pay any additional costs as a result thereof.

               (ii) No Certificateholder, or assignee of any Certificateholder, may sell, transfer or otherwise dispose of (each, a "SALE") any interest in the Face-Amount Certificate unless:

               (x) such Sale is to a person or entity that such transferor reasonably believes is a "Qualified Institutional Buyer" (as such term is defined in Rule 144A) that purchases for its own account or for the account of another person or entity that is a Qualified Institutional Buyer in a transaction that complies with Rule 144A, which person or entity is aware that the proposed Sale is being made in reliance on Rule 144A and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws and in each case in accordance with all applicable securities and "Blue Sky" laws of the States of the United States of America, and, prior to the proposed Sale, such transferor has delivered to the Issuer (1) an investor letter executed by the transferee, substantially in the form of Exhibit E-1 hereto and (2) a letter executed by such transferring Certificateholder substantially in the form of Exhibit E-2 hereto (collectively, the "RULE 144A LETTERS"), or

               (y) the transferee to whom such Sale is being made is a sophisticated institutional investor that is an Accredited Investor in a transaction exempt from the registration requirements of the Securities Act, and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws and in each case in accordance with all applicable securities and "Blue Sky" laws of the States of the United States of America, and, prior to the proposed Sale, such transferor has delivered to the Issuer and the Funding Agent an investor letter executed by the transferee, substantially in the form of Exhibit F hereto (a "NON-RULE 144A LETTER").

The Face-Amount Certificate shall not be offered for sale, sold or delivered, directly or indirectly, nor shall any circular, prospectus, form of application, or other offering material or general advertisement relating to the Face-Amount Certificate be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations of any such country or jurisdiction and the terms and restrictions contained herein. Without limiting the foregoing in any manner, neither the Funding Agent, any Certificateholder, any assignee of any Certificateholder or other person or entity acting on behalf of any of them shall use any means of general solicitation or distribution or general advertising in connection with the Sale of any interest in the Face-Amount Certificate. The Face-Amount Certificate shall bear a legend substantially as set forth in the form of the Face-Amount Certificate attached to this Agreement as Exhibit A. Each Certificateholder will be deemed to have acknowledged and agreed that (x) the Face-Amount Certificate has not been and will not be registered under the Securities Act and no interest therein may be sold, transferred or otherwise disposed of except as permitted in this Section 14(a)(ii), and (y) such Certificateholder will notify any purchaser, pledgee or other transferee of the Face-Amount Certificate, or interest therein, from such Certificateholder of the transfer restrictions referred to in this Section 14(a)(ii).

     (b) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     (c) NOTICE. All notices, statements or requests provided for hereunder shall be deemed to have been duly given when delivered by hand to an officer of the other party, or when deposited with the U.S. Postal Service, as first class certified or registered mail, postage prepaid, overnight courier services, telex or telecopier, addressed:

          (i)  IF TO ISSUER:

               212 CERTIFICATE COMPANY
               515 West Market Street, 8th Floor
               Louisville, KY 40202
               Attention: Robert L. Maddox, President

               Telephone: (502) 540-2014
               Facsimile: (502) 582-7903

          (ii) IF TO THE PURCHASER:

               PARK AVENUE RECEIVABLES CORPORATION
               c/o Global Securitization Services, LLC
               25 West 43rd Street, Suite 704
               New York, New York 10036
               Attention: President
               Telephone: (212) 302-5151
               Facsimile: (212) 302-8767
               Facsimile: (312) 732-4487

               (with a copy to the Funding Agent)

          (ii) IF TO THE FUNDING AGENT OR THE APA BANKS:

               THE CHASE MANHATTAN BANK
               450 West 33rd Street
               15th Floor
               New York, New York 10001
               Attention: Andrew Taylor
               Telephone: (212) 946-7861
               Telecopy: (212) 946-7776

or to such other persons or places as each party may from time to time designate by written notice sent as aforesaid.

     (d)  [RESERVED]

     (e) ENTIRE AGREEMENT. This Agreement and the other Transaction Documents, together with such amendments as may from time to time be executed in writing by the parties hereto or thereto, constitutes the entire agreement and understanding between the parties in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     (f) INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any party under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable;
(ii) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom.

     (g) SECTION HEADINGS. Section headings contained herein are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (h) COUNTERPARTS. This Agreement may be executed in seperate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (i)  CONFIDENTIALITY.

          (i) Each party and its affiliates shall not use for their own benefit and shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information ("CONFIDENTIAL INFORMATION") with respect to the other party hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each party and its officers and employees may disclose such information to the Issuer's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding. Such Confidential Information shall specifically include any investment types/strategies or specific portfolio investments utilized by the Issuer and any of its affiliates and/or ARM Capital. In addition, each Party may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          (ii) In connection with the transactions contemplated by this Agreement each of the undersigned hereby agrees that the Issuer is entitled to publicize the transaction evidenced by this Agreement and to publish or release to the media an announcement of the transactions contemplated hereby; PROVIDED, HOWEVER, no such publicity material, in the form of an announcement, release or other items, shall disclose the name of Chase, PARCO or any APA Bank or the terms of the transaction unless the Funding Agent shall have consented in writing to the copy for any such material prior to any publication or release thereof.

          (iii) Anything herein to the contrary notwithstanding, the Issuer hereby consents to the disclosure of any Confidential Information with respect to it (x) to the Funding Agent and the Certificateholders by each other, (y) by the Funding Agent and the Certificateholders to any prospective or actual assignee or participant of any of them or (z) by the Funding Agent or the Purchaser to any rating agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to the Purchaser or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Chase acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, PROVIDED each such Person is informed of the confidential nature of such information in a manner consistent with the practice of the Funding Agent for the making of such disclosures generally to persons of such type and agrees not to make any further disclosure of any such information. In addition, the Certificateholders and the Funding Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law) and to any person or entity in connection with the enforcement of this Agreement, the other Transaction Documents and the other documents delivered in connection therewith and in connection with any restructuring or workout related to this Agreement, the Transaction Documents or such other documents following an Amortization Event or Liquidation Event.

          (j)  BANKRUPTCY PETITION.

               (i) The Issuer, the Funding Agent and each Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding senior indebtedness of the Purchaser, it will not institute against, or join any other person or entity in instituting against, the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               (ii) The Funding Agent and each Certificateholder hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the Issuer's obligations hereunder and under the Face-Amount

Certificate and the other Transaction Documents, it will not institute against, or join any other person or entity in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (k)  WAIVERS AND AMENDMENTS.

               (i) No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement or any other Transaction Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided and provided in each of the other Transaction Documents shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

               (ii) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by the parties hereto. The other Transaction Documents may only be amended, supplemented, modified or waived by a signed writing executed by the parties thereto in accordance with their respective terms.

          (l) JURISDICTION. Each of the parties hereto hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Agreement shall affect the right of the Funding Agent or any Certificateholder to bring any action or proceeding against the Issuer, the Portfolio Manager or their respective properties in the courts of other jurisdictions to realize on the Pledged Collateral or any other security for the obligations hereunder, or to enforce a judgment in favor of the Funding Agent or the Certificateholders.

          (m) WAIVER OF JURY TRIAL. Each of the parties hereto hereby waives any right to have a jury participate in resolving any dispute, whether sounding in contract, tort or otherwise among any of them arising out of, connected with, relating to or incidental to the relationship between them in connection with this Agreement or the other Transaction Documents.

          (n) SERVICE OF PROCESS. The Issuer hereby appoints CT Corporation located at 1633 Broadway, New York, New York 10019 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Funding Agent, any Certificateholder or any assignee of any of them.

          (o) LIMITED RECOURSE. Notwithstanding anything to the contrary contained herein, the obligations of the Purchaser under this Agreement are solely the corporate obligations of the Purchaser and, in the case of obligations of the Purchaser other than Commercial Paper, shall be payable at such time as funds are actually received by, or are available to, the Purchaser in excess of funds necessary to pay in full all outstanding Commercial Paper and, to the extent funds are not available to pay such obligations, the claims relating thereto shall not constitute a claim against the Purchaser but shall continue to accrue. Each party hereto agrees that the payment of any claim (as defined in Section 101 of Title 11 of the Bankruptcy Code) of any such party shall be subordinated to the payment in full of all Commercial Paper.

          No recourse under any obligation, covenant or agreement of any party to this Agreement contained in this Agreement shall be had against any incorporator, stockholder, officer, director, member, manager, employee or agent of any such party, or any of their Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of each party hereto, and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of any party hereto or any of their Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of any party hereto contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by any of them of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement; PROVIDED that the foregoing shall not relieve any such Person from any liability it might otherwise have as a result of fraudulent actions taken or fraudulent omissions made by them.

          (p) FUNDING AGENT. (i) Chase acts as Funding Agent and as administrative agent for the Purchaser, as issuing and paying agent for the Purchaser's commercial paper notes, as provider of other backup facilities for the Purchaser, and may provide other services or facilities from time to time (the "CHASE ROLES"). Each of the parties hereto hereby acknowledges and consents to any and all Chase Roles (other than an actual conflict of interest arising from Chase's activities as Custodian which has a material adverse effect on the Issuer), waives any objections it may have to any actual or potential conflict of interest caused by Chase's acting as the Funding Agent or as an APA Bank under the Asset Purchase Agreement and acting as or maintaining any of the Chase Roles, and agrees that in connection with any Chase Role, Chase may take, or refrain from taking, any action which it in its discretion deems appropriate.

               (ii) Notwithstanding any provision of this Agreement: (i) the parties to this Agreement shall not have any obligations under this Agreement other than those specifically set forth herein, and no implied obligations of any party hereto shall be read into this Agreement; and (ii) in no event shall any party hereto be liable under or in connection with this Agreement for indirect, special, or consequential losses or damages of any kind, including lost profits, even if advised of the possibility thereof and regardless of the form of action by which such losses or damages may be claimed. No party to this Agreement, nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken in good faith by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Funding Agent (a) may consult with legal counsel (including counsel for the Certificateholders), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) shall not be responsible to the Certificateholders, the Issuer, the Custodian or the Portfolio Manager for any statements, warranties or representations made in or in connection with this Agreement or the other Transaction Documents
(except with respect to
itself), (c) shall not be responsible to the Certificateholders, the Issuer or the Portfolio Manager for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Transaction Documents (except with respect to itself), (d) shall incur no liability under or in respect of any of the Purchaser's obligations under this Agreement or the other Transaction Documents and (e) shall incur no liability under or in respect of this Agreement or the other Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile) believed by it to be genuine and signed or sent by the proper party or parties. Notwithstanding anything else herein or in the other Transaction Documents, it is agreed that where the Funding Agent may be required under this Agreement or the other Transaction Documents to give notice of any event or condition or to take any action as a result of the occurrence of any event or the existence of any condition, the Funding Agent agrees to give such notice or take such action only to the extent that it has actual knowledge of the occurrence of such event or the existence of such condition, and shall incur no liability for any failure to give such notice or take such action in the absence of such knowledge.

          (q) TAX TREATMENT. The Issuer has entered into this Agreement, and the Face-Amount Certificate has been (or will be) issued to and acquired by the Funding Agent for the benefit of the Certificateholders, with the intention that, for federal, state, foreign and local income and franchise tax purposes, the Face-Amount Certificate will be indebtedness of the Issuer secured by the Pledged Collateral. The Issuer, by entering into this Agreement, and the Funding Agent and each Certificateholder, by the acceptance of its interest in Certificate, agree to treat the Face-Amount Certificate for purposes of federal, state and local income and franchise taxes and for any other tax imposed on or measured by income as indebtedness of the Issuer. In accordance with the foregoing, the Issuer agrees that it will report its income for such federal, state, foreign and local income or franchise taxes, or for purposes of any other taxes on or measured by income, on the basis that it is the owner of the Portfolio.

     IN WITNESS WHEREOF, the parties have caused this Installment Face-Amount Certificate Agreement to be executed by their respective officers duly authorized so to do as of the date and year first above written.

                                             212 CERTIFICATE COMPANY, as Issuer


                                             By: /s/ Robert L. Maddox
                                                --------------------------------
                                                Name:   Robert L. Maddox
                                                Title:  President


                                             PARK AVENUE RECEIVABLES
                                              CORPORATION, as Purchaser

                                             By: /s/ Andrew L. Stidd
                                                --------------------------------
                                                Name:   Andrew L. Stidd
                                                Title:  President


                                             THE CHASE MANHATTAN BANK, as
                                              Funding Agent

                                             By: /s/ Andrew Taylor
                                                --------------------------------
                                                Name:   Andrew Taylor
                                                Title:  Vice President


                                             THE CHASE MANHATTAN BANK, as
                                              APA Bank

                                             By: /s/ Bradley S. Schwartz
                                                --------------------------------
                                                Name:   Bradley S. Schwartz
                                                Title:  Vice President

Accepted and agreed as of the
date first above written:

INTEGRITY CAPITAL ADVISORS, INC.,
as Portfolio Manager

By: /s/ Barry G. Ward
   ----------------------------------
   Name:
   Title:  Controller

                                      Exhibit A

                     FORM OF INSTALLMENT FACE-AMOUNT CERTIFICATE

THIS INSTALLMENT FACE-AMOUNT CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "'33 ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA (THE "BLUE SKY LAWS"). THE HOLDER HEREOF, BY PURCHASING THIS INSTALLMENT FACE-AMOUNT CERTIFICATE OR ANY INTEREST HEREIN (THE "INTEREST"), REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE '33 ACT AND AGREES THAT SUCH INTEREST WILL ONLY BE OFFERED, RESOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE '33 ACT, THE APPLICABLE BLUE SKY LAWS AND THE RESTRICTIONS SET FORTH IN THE FACE-AMOUNT CERTIFICATE AGREEMENT. THIS FACE-AMOUNT CERTIFICATE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

THIS INSTALLMENT FACE-AMOUNT CERTIFICATE IS SUBJECT TO PREPAYMENT AND/OR REDEMPTION PRIOR TO ITS STATED MATURITY AS SET FORTH IN THE FACE-AMOUNT CERTIFICATE AGREEMENT.


                               212 Certificate Company

                   $500,000,000 Installment Face-Amount Certificate

                                  September 15, 1998

          212 CERTIFICATE COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (the "Issuer"), shall pay to THE CHASE MANHATTAN BANK, as funding agent (the "Funding Agent") for the benefit of Park Avenue Receivables Corporation (the "Purchaser") and any subsequent entity which, in the future purchases an interest in this installment face-amount certificate (this "Certificate") pursuant to the Asset Purchase Agreement (collectively, the Purchaser and such future potential purchasers are hereinafter referred to as the "Certificateholders") the unpaid principal amount of all installment purchase payments made by the Certificateholders from time to time (the "Invested Amount"), up to an aggregate principal amount not to exceed $500,000,000, and to pay interest on the Invested Amount as more fully set forth in that certain Face-Amount Certificate Agreement, dated as of September 15, 1998, among the Issuer, the Purchaser and the Funding Agent (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Face-Amount Certificate Agreement").

          This Face-Amount Certificate is issued pursuant to the Face-Amount Certificate Agreement. Reference is hereby made to the Face-Amount Certificate Agreement for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Funding Agent and the Certificateholders and the terms upon which this Face-Amount Certificate is delivered. All terms used in this Face-Amount Certificate which are not defined herein shall have the meanings assigned to them in, or incorporated by reference into, the Face-Amount Certificate Agreement. The provisions of the Face-Amount Certificate Agreement are hereby incorporated by reference herein and shall be binding on the Issuer, the Funding Agent and the Certificateholders as if fully set forth herein. As provided in the Face-Amount Certificate Agreement, this Face-Amount Certificate is secured by the Pledged Collateral. To the extent provided in the Face-Amount Certificate Agreement and the Pledge Agreement, the Certificateholders (and the Funding Agent on their behalf) shall be entitled to the benefits of a security interest in the Pledged Collateral, for the benefit of the Certificateholders.

          IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed as of the date first above-written.


                                             212 CERTIFICATE COMPANY


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                      Exhibit B

                  CONDITIONS PRECEDENT TO EACH INSTALLMENT PURCHASE

          (a) Each Installment Purchase must be for at least $1,000,000 (and integral multiples of $100,000 in excess thereof);

          (b) Each Installment Purchase (other than the Initial Purchase) must be preceded by at least two (2) Business Days' prior written notice from the Issuer to the Funding Agent (to be received by the Funding Agent no later than 1:00 P.M. (Eastern Standard Time));

          (c) After the first ninety (90) days of this Agreement, each Installment Purchase must be made only on a Settlement Date;

          (d) Each of the following statements shall be true at the time of the applicable Installment Purchase (including the Initial Purchase), and the Issuer and the Funding Agent shall have received a certificate, dated the date of the Installment Purchase, of an officer of each of the Issuer and the Portfolio Manager in which such officer shall state that, to his or her best knowledge:

          (i) no Amortization Event or Potential Amortization Event has occurred and is continuing;

          (ii) all representations and warranties made by each of the Issuer and the Portfolio Manager, as applicable, in each of the Transaction Documents are true and correct as if repeated on the date of such Installment Purchase with respect to the facts and circumstances then existing;

         (iii) each Transaction Document (including the Agreement to which this Exhibit is attached) has been executed and delivered by the parties thereto, is in full force and effect and constitutes the legal, valid and binding obligation of each party thereto;

          (e) The Funding Agent shall have received each of the reports and such other information required to be delivered to it on or prior to each Installment Purchase from the Issuer and/or the Portfolio Manager, including, without limitation, each "Weekly Report", "Settlement Report" and "Monthly Compliance Report" under and as defined in the Investment Management Agreement.

                                      Exhibit C

                      REPRESENTATIONS, WARRANTIES AND COVENANTS

     1.   REPRESENTATIONS AND WARRANTIES OF THE ISSUER.

     The Issuer hereby represents and warrants that:

          (a) ORGANIZATION AND GOOD STANDING. The Issuer is a corporation duly organized and validly existing under the laws of the State of Delaware and in good standing under the laws of each jurisdiction where it does business and has full power and authority to own its properties and conduct its business as presently owned or conducted, to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is party.

          (b) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and the Face-Amount Certificate by the Issuer, and the consummation by the Issuer of the transactions provided for in this Agreement and the other Transaction Documents, have been duly authorized by all necessary action on the part of the Issuer and this Agreement and the other documents and agreements executed in connection herewith and therewith have been duly executed and delivered on behalf of the Issuer.

          (c) ENFORCEABILITY. Each of this Agreement, the Face-Amount Certificate and the other Transaction Documents to which it is a party constitutes a legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

          (d) NO CONFLICT. The Issuer's execution and delivery of this Agreement and the other Transaction Documents to which it is party, performance of the transactions contemplated by this Agreement, and fulfillment of the terms hereof and thereof applicable to the Issuer, do not conflict with or violate in any material respect any law or regulation applicable to the Issuer or conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Certificate of Incorporation or Bylaws of the Issuer or any indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Issuer is a party or by which it or its properties are bound.

          (e) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Issuer, threatened against the Issuer before any governmental agency which asserts the invalidity of this Agreement, the Certificate or the other documents and agreements executed in connection herewith or which otherwise would have a material adverse effect on the Issuer's financial condition or operations or on the Pledged Collateral or the transactions contemplated by this Agreement and the other Transaction Documents.

          (f) CONSENTS. No authorization, consent, license, order or approval of, registration or declaration with any governmental agency or other person or entity is required to be obtained, effected or given by the Issuer in connection with the execution and delivery of this Agreement, the Face-Amount Certificate and the other Transaction Documents to which it is a party.

          (g) INVESTMENT COMPANY. The Issuer is not required to be registered as an "investment company" and is not controlled by an "investment company within the meaning of the Investment Company Act.

          (h) TAXES. The Issuer has filed all tax returns (federal, state and local) which it reasonably believes are required to be filed by it and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges due from the Issuer except to the extent that the Issuer is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings and has adequately reserved against the obligation to pay such amount in accordance and to the extent required by generally accepted accounting principles.

          (i) MATERIAL ADVERSE CHANGE. Since December 31, 1997, no event has occurred which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of the Issuer, the Portfolio Manager or the Swap Provider to perform its obligations under any Transaction Document, (iii) the legality, validity or enforceability of the Agreement or any other Transaction Document, or (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral.

          (j) OWNERSHIP. All of the outstanding capital stock of the Issuer and integrity Capital is owned, either directly or indirectly, by the Parent.

          (k) ACCURACY OF INFORMATION. All information heretofore furnished by the Issuer or any Transaction-Related Party to the Funding Agent or the Certificateholders for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any Transaction-Related Party will be, true and accurate in every material respect, on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (l) ERISA. Each of the Issuer and its ERISA Affiliates is in compliance in all material respects with ERISA, and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the assets of the Issuer (including, but not limited to, the Pledged Collateral).

          The representations and warranties set forth herein (i) shall survive the issuance of the Face-Amount Certificate, (ii) any liability of the Issuer in respect of such representations and warranties as and when made shall cease and be of no effect only upon repayment in full of the Face-Amount Certificate and all other obligations of the Issuer hereunder and under the other Transaction Documents to which the Issuer is a party and (iii) shall be deemed to be reaffirmed on each Business Day on which (A) Securities are purchased or sold by the Issuer and (B) the Issuer receives funds from the Certificateholders pursuant to the Face-Amount Certificate.

     2. AFFIRMATIVE COVENANTS OF THE ISSUER. During any time any Invested Amount is outstanding under the Agreement to which this Exhibit is attached, the Issuer hereby covenants that:

          (a) COMPLIANCE WITH LAW. The Issuer will comply in all material respects with any law or regulation applicable to the Issuer, its business and properties and the pledged Collateral, where failure to so comply would have a material adverse effect on the Pledged Collateral or the ability of the Issuer to perform in any material respect its obligations hereunder or under any Transaction Document to which it is a party.

          (b) PRESERVATION OF EXISTENCE. The Issuer will preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing as a corporation in each jurisdiction where the failure to maintain such qualification would adversely affect the ability of the Issuer to perform its obligations hereunder or under any other Transaction Document to which it is a party in any material respect.

          (c) PAYMENT OF TAXES, ETC. The Issuer will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon it or any Pledged Collateral or in respect of income or profits therefrom, and any and all claims of any kind, except that no such amount need be paid if (i) the charge or levy is being contested in good faith and by appropriate proceedings, and (ii) the obligation to pay such amount is adequately reserved against in accordance with and to the extent required by generally accepted accounting principles.

          (d)  REPORTING REQUIREMENTS. The Issuer will:

          (i) within one (1) Business Day after its knowledge (or after it reasonably should have known) of the occurrence of any Amortization Event, notify the Funding Agent of such occurrence;

          (ii) as promptly as possible, but in no event later than the fifth
     (5th) Business Day after any receipt thereof, furnish to the Funding Agent copies of any documents relating to any litigation, claim, counterclaim or proceeding commenced against the Issuer, the Portfolio Manager or the Swap Provider which could have a material adverse effect on (i) the financial condition, business or operations of the Issuer, the Portfolio Manager or the Swap Provider, (ii) the ability of each of the Issuer, the Portfolio Manager or the Swap Provider to perform its respective obligations under any Transaction Document, (iii) the legality, validity or enforceability of this Agreement or any other Transaction Document, (iv) the Issuer's interest in the Pledged Collateral, or (v) the collectibility of the Pledged Collateral generally or of any material portion of the Pledged Collateral;

         (iii) as soon as practicable and in any event within 60 days after the end of each first three fiscal quarters of each fiscal year of the Issuer, furnish to the Funding Agent a balance sheet of the Issuer as of the end of such quarter, and the related revenue and expense statements for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all of the foregoing to be certified by an officer of the Portfolio Manager and prepared in accordance with generally accepted accounting principles;

          (iv) as soon as practicable and in any event within 120 days after the end of each fiscal year of the Issuer and the Parent, furnish to the Funding Agent, audited financial statements of the Parent which include the Parent's consolidated Subsidiaries (including, without limitation, the Issuer and Integrity Capital) prepared in accordance with generally accepted accounting principles by certified public accountants of national standing reasonably satisfactory to the Funding Agent;

          (v) within three (3) Business Days after the placement on watchlist for a downgrade of, or within one (1) Business Day following the withdrawal or reduction of the ratings of any claims-paying ability or debt obligations of any of the Parent, or any of its affiliates, notify the Funding Agent of such withdrawal or reduction; and

          (vi) promptly, from time to time, furnish to the Funding Agent such other information, documents, records or reports respecting the Pledged Collateral or the condition or operations, financial or otherwise, of the Issuer as the Funding Agent may from time to time reasonably request.

          (e)  COMPLIANCE WITH OTHER AGREEMENTS. The Issuer will at its expense
(i) timely perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under each Transaction Document and each document, instrument or agreement relating to Pledged Collateral, (ii) use reasonable efforts to ensure that each Transaction Document and each of the documents, instruments and agreements related to the Portfolio are at all times enforceable pursuant (and subject) to their respective terms and (iii) enforce its rights under each such Transaction Document substantially in accordance with its respective terms.

          (f) EQUITY SECURITIES. Upon obtaining any beneficial interest in an equity security, the Issuer shall promptly (and in no event more than 30 days after its acquisition) sell, assign or otherwise transfer such equity security and during the period prior to such sale, assignment or transfer, the Issuer shall not exercise any of the rights arising from the ownership of such equity security, including, without limitation, any voting rights with respect thereto.

          (g) AUDITS. The Issuer will furnish to the Funding Agent from time to time such information with respect to it and the Portfolio as the Funding Agent may reasonably request. The Issuer shall, from time to time during regular business hours as requested by the Funding Agent upon reasonable notice, permit the Funding Agent, or its agents or representatives (and shall cause the Portfolio Manager to permit the Funding Agent or its agents or representatives) (i) to examine and make copies of and abstracts from all books and records in the possession or under the control of the Issuer or the Portfolio Manager relating to the Portfolio, including, without limitation, the documents, instruments and agreements related to the portfolio, and (ii) to visit the offices and properties of the Issuer or the Portfolio Manager for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Issuer's or the Portfolio Manager's financial condition or the Portfolio or the Issuer's performance hereunder, or the Portfolio Manager's performance under any of the other Transaction Documents with any of the officers or employees of the Issuer or the Portfolio Manager having knowledge of such matters.

          (h) PAYMENTS. The Issuer shall, and shall cause the Portfolio Manager to, remit all payments in respect of the Pledged Collateral to the Custodial Account promptly after receipt thereof.

     3. NEGATIVE COVENANTS OF THE ISSUER. The Issuer hereby further covenants that at any time until the Termination Date:

          (a) NO SALES, LIENS, ETC. Except for the security interest created under the Pledge Agreement and as permitted from time to time under the various Transaction Documents, the Issuer will not sell, pledge, assign or transfer any Pledged Collateral to any other person or entity, or grant, create, incur, assume or suffer to exist any lien on, any Pledged Collateral or any other property or asset of the Issuer, whether now existing or hereafter created, or any interest therein, and the Issuer shall defend the right, title and interest of the Funding Agent, for the benefit of the Certificateholders, in and to the Pledged Collateral, whether now existing or hereafter created, against all claims of third parties claiming through or under the Issuer.

          (b) ACTIVITIES OF THE ISSUER. The Issuer will not engage in, enter into or be a party to any business, activity or transaction of any kind other than the businesses, activities and transactions contemplated and authorized by its Certificate of incorporation or Bylaws or incidental to its ability to carry out its obligations [ILLEGIBLE] or under the other Transaction Documents to which it is a party.

          (c) INDEBTEDNESS. Except as expressly provided herein or in any other Transaction Document, the Issuer will not create, incur or assume any indebtedness (other than operating expenses incurred in the performance of or incidental to its obligations under this Agreement or any document or agreement entered into in connection herewith) or sell or transfer any loans or securities to a trust or other person or entity which issues securities in respect of any such loans or securities.

          (d) GUARANTEES. Except as expressly provided for herein or in any Transaction Document, the Issuer will not become or remain liable, directly or contingently, in connection with any indebtedness or other liability of any other person or entity, whether by guarantee, endorsement (other than endorsements of negotiable instruments for deposit or collection in the ordinary course of business), agreement to purchase or repurchase, agreement to supply or advance funds, or otherwise.

          (e) INVESTMENTS; SWAP AGREEMENT. The Issuer will not make or offer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness, acquisition of the business or assets, or otherwise) in, any affiliate or any other person or entity except for purchases and fundings of Eligible Securities and the Swap Agreement pursuant to the terms hereof, and investments in "Permitted Investments" under and in accordance with the terms of the Pledge Agreements.

          (f) ORGANIZATION. The Issuer will not amend its Certificate of Incorporation or By-Laws without the prior written consent of the Funding Agent.

          (g) MAINTENANCE OF SEPARATE EXISTENCE. The Issuer will not (i) fail to do any thing necessary to maintain its existence as a corporation separate and apart from the Parent and any other affiliate of the Parent or of the Issuer, including, without limitation, conducting business correspondence in its own name, holding regular meetings of, or obtaining regular written consents from, its shareholders and its Board of Directors in each case where required, and maintaining appropriate books and records; (ii) suffer any limitation on the authority of or its officers to conduct their business and affairs in accordance with their independent business judgement, or authorize or suffer any person or entity other than its officers and, to the

[ILLEGIBLE] Described in the Investment Management Agreement, the Portfolio Manager to [ILLEGIBLE] behalf with respect to matters (other than matters customarily delegated to [ILLEGIBLE] under powers of attorney) for which a corporation's own directors and officers [ILLEGIBLE] customarily be responsible; (iii) fail to (A) maintain, or cause to be maintained [ILLEGIBLE]
 of the Issuer under the Issuer's control, physical possession of all its books and records, (B) maintain capitalization adequate for the conduct of its business, (C) account for and manage its liabilities separately from those of any other person or entity, including, without limitation, payment of all payroll and other administrative expenses and taxes from its own assets, (D) segregate and identify [ILLEGIBLE] all of its assets from those of any other person or entity, and (E) maintain [ILLEGIBLE] offices through which its business is conducted separate from those of its affiliates (PROVIDED that, to the extent the Issuer and the Portfolio Manager have offices in the same location, there shall be a fair and appropriate allocation of overhead costs and expenses among them, and each such entity shall bear its fair share of such expenses); or (iv) commingle its funds with those of any of its affiliates of the Portfolio Manager, or use its funds for other than the Issuer's uses.

          (h) OWNERSHIP: MERGER. The Issuer will not (i) sell any of its equity interest to any person or entity (other than its sole shareholder, ARM Face-Amount Certificate Group, Inc.) or enter into any transaction of merger or consolidation or convey or otherwise dispose of all or substantially all of its assets (except as contemplated herein), (ii) terminate, liquidate or dissolve itself (or suffer any termination, liquidation or dissolution) or (iii) acquire or be acquired by any person or entity, in each case without the prior written consent of the Funding Agent.

          (i) ACQUISITION OF ELIGIBLE SECURITIES. The Issuer shall not acquire any assets except in accordance with the terms of the Investment Management Agreement.

          (j) INVESTMENT GUIDELINES. Subject to the terms of the Investment Management Agreement and applicable law, the Issuer shall not, and shall not permit the Portfolio Manager to, modify or waive the terms and provisions of its Investment Guidelines in any manner.

          (k) USE OF PROCEEDS. The Issuer will not use any of the Sales Proceeds to acquire any security in a transaction that is subject to Sections 13 and 14 of the Exchange Act, or to purchase or carry any margin security in violation of any applicable law or regulation.

          (l) RETURN OF CAPITAL. The Issuer will not make any distributions [ILLEGIBLE] shareholder that would cause its paid-in capital to be less than $250,000 at any [ILLEGIBLE].

          (m) ISSUANCE OF CERTIFICATES. The Issuer will not sell any equity or debt certificates, instruments or other documents evidencing any equity interest in, or debt obligations of the Issuer after the date of effectiveness of this Agreement, except with the prior written consent of the Funding Agent.

          (n) ERISA MATTERS. The Issuer will not and, to the best of its ability will not permit the Parent to, (i) engage or permit any of their respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Issuer, the Parent or any ERISA Affiliate of either of them is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Issuer, the Parent, or any ERISA Affiliate of either of them under ERISA or the Code, if such prohibited transactions, accumulated funding deficiencies, payments, terminations and reportable events occurring within any fiscal year of the Issuer and the Parent, in the aggregate, involve a payment of money or an incurrence of liability by the Issuer, the Parent or any ERISA Affiliate of either of them.

                                      EXHIBIT D

INDEMNIFICATION OF THE FUNDING AGENT AND THE CERTIFICATEHOLDERS BY THE ISSUER

          (a) GENERAL INDEMNIFICATION. Without limiting any other rights which an Indemnified Party may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all taxes, claims, suits, losses, liabilities and expenses (including, without limitation, costs and expenses of litigation, and of investigation and reasonable counsel fees, damages, judgments and amounts paid in settlement)
(all of the foregoing being collectively referred to as "INDEMNIFIED
AMOUNTS") arising out of or resulting from this Agreement and the other Transaction Documents and the activities of the Issuer in connection herewith and therewith, the Issuer's use of proceeds from the issuance of the Face-Amount Certificate and the interest conveyed under the Pledge Agreement in the Pledged Collateral, EXCLUDING, HOWEVER, (a) Indemnified Amounts to the extent resulting from the willful misconduct or gross negligence of such Indemnified Party, (b) recourse for uncollectible Pledged Collateral (unless such Pledged Collateral is uncollectible as a result of any breach by the Issuer or the Portfolio Manager),
(c) indemnification for lost profits or for consequential, special or punitive damages or (d) any income or franchise taxes (or any interest or penalties with respect thereto) or other taxes on or measured by the gross or net income or receipts of such Indemnified Party. Without limiting or being limited by the foregoing (other than clauses (a), (b), (c) and (d)), the Issuer shall pay to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

          (i) reliance on any representation or warranty or statement made or remade by the Issuer under or in connection with this Agreement or any other Transaction Document, or in any certificate or any other information or report delivered by the Issuer from time to time, containing an untrue fact or a materially misleading omission;

          (ii) any failure by the Issuer or the Portfolio Manager to comply with this Agreement or any other Transaction Document, or the failure by the Issuer to comply with any applicable law or regulation with respect to any Pledged Collateral;

         (iii) the failure to vest and maintain vested in the Issuer an ownership interest in the Pledged Collateral or the failure to vest and maintain vested in the Funding Agent, for the benefit of the Certificateholders, a security interest in the Pledged Collateral, which in each case, is free and clear of any other lien, to the extent such security interest may be perfected by the filing of a financing statement or possession, constitutes a first priority perfected ownership or security interest, as the case may be;

          (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy of any obligor of any Pledged Collateral or other defense relating to such Obligor's inability to pay) of any Obligor of any Pledged Collateral to the payment of any Pledged Collateral including a defense based on such Pledged Collateral not being a legal, valid and binding obligation of such obligor enforceable against it in accordance with its terms;

          (v) any investigation, litigation or proceeding related to this Agreement or any Transaction Documents or the use of proceeds from the issuance of the Face-Amount Certificate, or in respect of the Pledged Collateral;

          (vi) the failure of the Issuer or the Portfolio Manager to perform any of its duties or obligations under or in connection with any Pledged Collateral;

         (vii) any failure by the Issuer to be duly qualified to do business or be in good standing in any jurisdiction in which such qualification or good standing is necessary for the enforcement of any Pledged Collateral;

        (viii) the failure of the Issuer to remit collections or payments with respect to any Pledged Collateral as required under this Agreement or any other Transaction Document or the commingling of such collections or payments at any time with other funds prior to distribution under the any Transaction Document;

          (ix) any lender liability or equitable subordination claim, suit or action or any other similar claim or action (including any claim of a lending obligation on the part of the Funding Agent or any Certificateholder) arising out of or in connection with the Pledged Collateral, or the use, possession, ownership or operation by the Issuer or the Portfolio Manager or any affiliate thereof of any of the Pledged Collateral that constitute real property or any environmental liability claim allegedly arising out of or in connection with any such real property;

          (x) any act or omission by the Issuer or the Portfolio Manager impairing the security interest of the Funding Agent or the Certificateholders in the Pledged Collateral; or

          (xi) any failure of the Issuer to pay any tax or governmental fee.

          (b) BREAKAGE COSTS. The Issuer shall indemnify each Indemnified Party against any loss (including loss of anticipated profits or income), cost or expense incurred as a result of (i) the Issuer's repayment of any Invested Amount under the Face-Amount Certificate on any date which is not a Settlement Date and (ii) the conversion of a portion of the Invested Amount being funded at a Eurodollar Rate on any day which is not a Settlement Date.

          (c) INCREASED COSTS AND REDUCED RETURN. (i) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

     (1) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest, the Pledged Collateral or payments of amounts due hereunder or its obligation to advance funds hereunder or under the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Pledged Collateral; or

     (2) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Pledged Collateral or payments of amounts due hereunder or its obligation to advance funds hereunder or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Pledged Collateral, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Pledged Collateral, the obligations hereunder, the funding of any Purchases hereunder or under the other Transaction Documents, by an amount deemed by such Indemnified Party to be material, then, within ten (10) days after demand by such Indemnified Party, the Issuer shall pay such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; PROVIDED that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the such Indemnified Party first notifies the Issuer of its intention to demand compensation therefor under this Section; PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

     (ii) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten (10) days after demand by such Indemnified Party through the Funding Agent, the Issuer shall pay to the Funding Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction; PROVIDED that no such amount shall be payable with respect to any period commencing more than two hundred seventy (270) days prior to the date the Funding Agent first notifies the Issuer of its intention to demand compensation therefor under this Section; PROVIDED FURTHER that if such change in Law, rule or regulation giving rise to such increased costs or reductions is retroactive, then such 270-day period shall be extended to include the period of retroactive effect thereof.

          (d) INDEMNITY FOR TAXES. All payments made by the Issuer to the Funding Agent for the benefit of the Certificateholders under this Agreement and any other Transaction Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Official Body, EXCLUDING (i) taxes imposed on the net income of the Funding Agent or any other Indemnified Party, however denominated, and (ii) franchise taxes imposed on the net income of the Funding Agent or any other Indemnified Party, in each case imposed: (1) by the United States or any political subdivision or taxing authority thereof or therein; (2) by any jurisdiction under the laws of which the Funding Agent or such Indemnified Party or lending office is organized or in which its lending office is located, managed or controlled or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or (3) by reason of any, connection between the jurisdiction imposing such tax and the Funding Agent, such Indemnified Party or such lending office other than a connection arising solely from this Agreement or any other Transaction Document or any transaction hereunder or thereunder (all such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings, collectively or individually, "TAXES"). If any such Taxes are required to be withheld from any amounts payable to the Funding Agent or any Indemnified Party hereunder, the amounts so payable to the Funding Agent or such Indemnified Party shall be increased to the extent necessary to yield to the Funding Agent or such Indemnified Party (after payment of all Taxes) all amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Transaction Documents. The Issuer shall indemnify the Funding Agent or any such Indemnified Party for the full amount of any such Taxes within ten (10) days after the date of written demand therefor by the Funding Agent.

          (ii) Each Indemnified Party that is not incorporated under the laws of the United States of America or a state thereof or the District of Columbia shall:

               (1) deliver to the Issuer and the Funding Agent (A) two duly completed copies of IRS Form 1001 or Form 4224, or successor applicable form, as the case may be, and (B) an IRS form W-8 or W-9, or successor applicable form, as the case may be;

               (2) deliver to the Issuer and the Funding Agent two (2) further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Issuer; and

               (3) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Issuer or the Funding Agent;

unless, in any such case, an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Indemnified Party from duly completing and delivering any such form with respect to it, and such Indemnified Party so advises the Issuer and the Funding Agent. Each such Indemnified Party so organized shall certify (i) in the case of an IRS Form 1001 or IRS Form 4224, that it is entitled to receive payments under this Agreement and the other Transaction Documents without deduction or withholding of any United States federal income taxes and (ii) in the case of an IRS Form W-8 or IRS Form W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that is a Purchaser hereunder, or which otherwise becomes a party to this Agreement as an APA Bank, shall, prior to the effectiveness of such assignment, participation or addition, as applicable, be required to provide all of the forms and statements required pursuant to this Section.

          (e) OTHER COSTS, EXPENSES AND RELATED MATTERS. (i) The Issuer agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Certificateholders and the Funding Agent harmless against liability for the payment of, all reasonable and necessary out-of-pocket expenses (including, without limitation, attorneys', accountants' and other third parties' fees and expenses) or intangible, documentary or recording taxes incurred by or on behalf of any Certificateholder and the Funding Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the Pledged Collateral) and
(ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any Certificateholder's or the Funding Agent's enforcement or preservation of rights (including, without limitation, the perfection and pro-tection of the Transferred Interest under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "TRANSACTION COSTS").

     (ii) Each Indemnified Party will within forty-five (45) days after receipt of notice of any event occurring after the date hereof which will entitle such Indemnified Party to compensation pursuant to this Exhibit D, notify the Issuer in writing. Any notice by such Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be (A) in the case of subsections (b), (c) and (d) of this Exhibit D, conclusive in the absence of manifest error and (B) in the case of subsections (a) and (e)(i) of this Exhibit D, reasonably calculated. In determining such amount, such Indemnified Party may use any reasonable averaging and attributing methods.

                                    Exhibit E-1

                        FORM OF RULE 144A TRANSFEREE LETTER

                                       [Date]

212 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

          Re: $500,000,000 INSTALLMENT FACE-AMOUNT CERTIFICATE

Ladies and Gentlemen:

          This letter (the "Investor Letter") is delivered by the undersigned (the "Purchaser") pursuant to Section 14(a)(ii) of that certain Face-Amount Certificate Agreement dated as of September 15, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face-Amount Certificate Agreement"), among 212 Certificate Company, a Delaware corporation (the "Issuer"), Park Avenue Receivables Corporation, a Delaware corporation (the "Purchaser"), and The Chase Manhattan Bank, as the "Funding Agent" thereunder (in such capacity, the "Funding Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face-Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignment/purchase of interest in the Face-Amount Certificate], hereby represents to, and agrees with, the Issuer as follows:

          (a) The Purchaser has received all relevant information as it shall have deemed necessary or desirable in order to make its investment decision.

          (b) The Purchaser, and all other persons or entities for whose account the Purchaser shall be acquiring an interest in the Face-Amount Certificate, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Face-Amount Certificate and is able to bear the economic risk of such investment.

                                        E-1-1

          (c) The Purchaser understands that the offer and sale of interests in the Face-Amount Certificate have not been and will not be registered under the Securities Act, and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of such interests have has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

          (d) The Purchaser is a "Qualified Institutional Buyer." The Purchaser is aware that the sale to it is being made in reliance on Rule 144A. The Purchaser is acquiring its interest in the Face-Amount Certificate for its own account or for one or more other accounts (each of which is a Qualified Institutional Buyer) as to each of which the Purchaser has sole investment discretion, and agrees that its interest in the Face-Amount Certificate may be resold, pledged or transferred only (i) in a transaction that complies with Rule 144A, to a person or entity reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for one or more other accounts of Qualified Institutional Buyers as to each of which the Purchaser has sole investment discretion and to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) to a sophisticated institutional investor that is an Accredited Investor pursuant to an applicable exemption from the registration requirements of the Securities Act and in each case in accordance with all applicable securities and "Blue-Sky" laws of the States of the United States of America.

          (e) The Purchaser further acknowledges and agrees that, on any proposed resale of its interest in the Face-Amount Certificate, it may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the Sale thereof complies with the foregoing restrictions.

          (f) The Purchaser makes the representation contained in the following sentence, and agrees that interests in the Face-Amount Certificate may be transferred to a person or entity only if the transferee makes the representation and warranty and the covenant set forth in paragraph (g) below. The Purchaser (or transferee, as applicable) is not acquiring its interests in the Face-Amount Certificate with the assets of any employee benefit plan which is subject to Title I of ERISA or any "plan" which is subject to Section 4975 of the Internal Revenue Code (each such employee benefit plan and plan being referred to herein as a "Benefit Plan").


                                        E-1-2

          (g) The Purchaser (and transferee) covenants that it will not dispose of any interest in the Face-Amount Certificate to any person or entity unless such person or entity shall make the representations, warranties and covenants in paragraph (f) above.

          (h) You are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested person or entity in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                            ---------------------------
                                             Name:
                                             Title:


                                        E-1-3

                                    Exhibit E-2

                        FORM OF RULE 144A TRANSFEROR LETTER

                                        [Date]

212 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

               Re:  $500,000,000 INSTALLMENT FACE-AMOUNT CERTIFICATE

Ladies and Gentlemen:

          This letter (the "Investor Letter") is delivered by the undersigned (the "Seller") pursuant to Section 14(a)(ii) of that certain Face-Amount Certificate Agreement dated as of September 15, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face-Amount Certificate Agreement"), among 212 Certificate Company, a Delaware corporation (the "Issuer"), Park Avenue Receivables Corporation, a Delaware corporation ("PARCO") and The Chase Manhattan Bank, as the "Funding Agent" thereunder (in such capacity, the "Funding Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face-Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignemnt/purchase of interest in the Face-Amount Certificate], hereby represents to, and agrees with, the Issuer as follows:

          (a) Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of any interest in the Face-Amount Certificate, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Face-Amount Certificate, or otherwise approached or negotiated with respect to the Face-Amount Certificate, any interest in the Face-Amount Certificate with, any person or entity in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of interests in the Face-Amount Certificate under the

                                        E-2-1

Securities Act and the Seller has not offered interests in the Face-Amount Certificate to any person or entity other than [insert name of buyer] or another person or entity (as applicable) which the Seller reasonably believes is a "qualified institutional buyer" as defined in Rule 144A under the Securities Act purchasing for its own account or the account of another "qualified institutional buyer".

          (b) It has notified [insert name of buyer] that (i) the proposed sale is made in reliance on an exemption from the registration requirements of the Securities Act and (ii) on any proposed resale of interests in the Face-Amount Certificate, the Purchaser may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the sale thereof complies with the terms of the Face-Amount Certificate Agreement.

                                        Very truly yours,

                                        [SELLER]

                                        By:
                                           -----------------------------
                                           Name:
                                           Title:


                                        E-2-2

                                      Exhibit F

                            FORM OF NON-RULE 144A LETTER

                                       [Date]

212 Certificate Company
515 West Market Street, 4th Floor
Louisville, Kentucky 40202
Attention: Robert L. Maddox, President

                        Re:  $500,000,000 INSTALLMENT FACE-AMOUNT CERTIFICATE

Ladies and Gentlemen:

                   This letter (the "Investor Letter") is delivered by the undersigned (the "Purchaser") pursuant to Section 14(a)(ii) of that certain Face-Amount Certificate Agreement dated as of September 15, 1998 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Face-Amount Certificate Agreement"), among 212 Certificate Company, a Delaware corporation (the "Issuer"), Park Avenue Receivables Corporation (the "Purchaser"), a Delaware corporation ("ISC"), and The Chase Manhattan Bank, as the "Funding Agent" thereunder (in such capacity, the "Funding Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Face-Amount Certificate Agreement. The Purchaser, in connection with its proposed [insert nature of assignment/purchase of interest in the Face-Amount Certificate], hereby represents to, and agrees with, the Issuer as follows:

                   (a) The Purchaser has received all relevant information as it shall have deemed necessary or desirable in order to make its investment decision.

                   (b) The Purchaser, and all other person or entities for whose account the Purchaser shall be acquiring an interest in the Face-Amount Certificate has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Face-Amount Certificate and is able to bear the economic risk of such investment.

                    (c) The Purchaser (as well as any such other person or entity for whose account the Purchaser may be acquiring interests in the Face-Amount Certificate) is a sophisticated institutional investor that is an Accredited Investor. The Purchaser understands that the offer and sale of such interests have not been and will not be registered under the Securities Act, and has not and will not be registered or qualified under any applicable "Blue Sky" law, and that the offering and sale of such interests has not been reviewed by, passed on or submitted to any federal or state agency or commission, securities exchange or other regulatory body.

                  (d) The Purchaser is acquiring its interest in the Face-Amount Certificate without a view to any distribution, resale or other transfer thereof other than as contemplated in the following sentence. The Purchaser will not distribute, resell or otherwise transfer (a "Sale") any interest in any of the Face-Amount Certificate except (i) to a limited number of sophisticated institutional investors that are Accredited Investors in a transaction exempt from the registration requirement of the Securities Act and which proposed transferee shall have, prior to such Sale, executed and delivered to the Issuer a certificate in the form hereof, or (ii) in a transaction that complies with Rule 144A, to a person or entity reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for one or more other accounts of Qualified Institutional Buyers as to each of which such Purchaser has sole investment discretion and to whom notice has been given that the resale, pledge or transfer is being made in reliance on Rule 144A and in each case in accordance with all applicable securities and "Blue-Sky" laws of the States of the United States of America.

                  (e) The Purchaser further acknowledges and agrees that, on any proposed resale of any interests in the Face-Amount Certificate, it may be required to furnish to the Issuer such certifications, legal opinions and other information that any such person or entity may reasonably require to confirm that the Sale thereof complies with the foregoing restrictions.

                  (f) The Purchaser makes the representation contained in the following sentence, and agrees that interests in the Face-Amount Certificate may be transferred to a person or entity only if the transferee makes the same representation and warranty and makes the covenant set forth in paragraph (g) below. The Purchaser (or transferee, as applicable) is not acquiring its interest in the Face-Amount

Certificate with the assets of any employee benefit plan which is subject to Title I of ERISA or any "plan" which is subject to Section 4975 of the Internal Revenue Code (each such employee benefit plan and plan being referred to herein as a "Benefit Plan").

              (g) The Purchaser (and transferee) covenants that it will not dispose of the Face-Amount Certificate to be purchased by it or any interest therein to any person or entity unless such person or entity shall make representations, warranties and covenants in paragraph (f) above.

              (h) You are entitled to rely on this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested person or entity in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,

                                        [PURCHASER]

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

                                     Exhibit G

                            CONDITIONS TO EFFECTIVENESS

          (a) The Funding Agent shall have received executed UCC-1 financing statements for filing with each of (i) the County Clerk of Jefferson County (Louisville), Kentucky, (ii) the Secretary of the State of Kentucky, (iii) the Secretary of State of New York and (iv) the County Clerk of New York County, New York.

          (b) The Funding Agent shall have received opinions of counsel of Goldberg & Simpson, P.S.C., regarding corporate, security interest and nonconsolidation matters, in form and substance satisfactory to the Funding Agent.

          (c) The Funding Agent shall have received executed copies of each of the Transaction Documents, and all instruments, certificates and other documents executed in connection therewith or otherwise reasonably requested by the Funding Agent.

          (d) The Issuer shall have received an investor letter from the Purchaser certifying as to certain securities laws issues, in form and substance satisfactory to the Issuer and its counsel.

                                       ANNEX X

          "ACCREDITED INVESTOR" means a sophisticated institutional investor as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "ADMINISTRATIVE FEE" has the meaning specified in the Program Fee [ILLEGIBLE].

          "AFFILIATE" means any Person directly or indirectly controlling, or controlled by, or under direct or indirect common control with, another Person or a subsidiary of such other Person; PROVIDED, that, for all purposes of the Transaction Documents, "Affiliate" shall not include ARM Capital. A Person shall be deemed to control another Person if the controlling Person owns, directly or indirectly, 10% of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or otherwise.

          "AFFILIATED PERSONS" means the Portfolio Manager, its affiliates, and any of their respective officers, directors, employess, agents and representatives.

          "AGGREGATE COMMITMENT" means $510,000,000.

          "AGREEMENT" has the meaning specified in the applicable Transaction Document.

          "AMORTIZATION EVENT" means the occurence of any of the following events:

          (i) The failure of the Issuer, the Portfolio Manager or the Swap Provider to make any payment, or deposit, when due under this Agreement or any Transaction Document and such failure remains uncured for two Business Days thereafter;

          (ii) Any Transaction-Related Party shall fail to perform, or shall breach any material covenant or other agreement under any of the Transaction Documents as they may be applicable to such parties, including, without limitation, any "Event of Default" or "Termination Event" with respect to the Swap Provider under the Swap Agreement (but excluding any payment


                                   ANNEX X--PAGE 1
    default thereunder with respect to which clause (i) above shall apply) and such breach or failure to perform remains uncured for a period of five (5) Business Days, such period to begin at the time at which such Transaction-Related Party knew, or reasonably should have known, of such breach or failure to perform;

         (iii) Any representation or warranty made by any of the Transaction-Related Parties contained in any of the Transaction Documents shall be untrue when made;

         (iv)  A Change of Control shall occur;

         (v) The Swap Provider shall cease to have (i) short term ratings of at least A-1 by Standard and Poor's or D-1 by Duff and Phelps; or (ii) a long term rating of at least Baa2 by Moody's, and a Successor Swap Provider has not assumed the obligations of the Swap Provider under the Swap Agreement within thirty (30) days;

         (vi) The weighted average credit quality of the Portfolio falls below AA (as determined pursuant to the then-applicable "Investment Guidelines" (as such term is defined in the Investment Management Agreement)), subject to an ongoing five (5) Business Day cure period as long as the weighted average credit quality remains above A during such cure period;

         (vii) The average effective duration of the Portfolio is above 1.75 years (as determined pursuant to the then applicable Investment Guidelines), subject to an ongoing five Business Day cure period as long as the average effective duration remains below 2.00 years during such cure period;

         (viii) Any Transaction-Related Party becomes the subject of an Insolvency Event;

         (ix) Either (A) the Issuer is required to register as an investment company by the provisions of the Investment Company Act or the rules and regulations promulgated thereunder or (B) the Issuer is required to register as a "broker" or a "dealer", as applicable, pursuant to the Exchange Act, or the rules and regulations promulgated thereunder;


                                   ANNEX X--PAGE 2

         (x) The Funding Agent, for the benefit of the Certificateholders, ceases to have a first priority perfected security interest with respect to any Pledged Collateral (if Chase is the Custodian or the Funding Agent, other than as a result of the negligence or wilful misconduct of Chase, as Custodian or the Funding Agent);

         (xi) The Fair Market Value of all assets (including, without limitation, all Securities, Short-Term Investments and interest rate swaps) owned by the Issuer and on deposit in the Custodial Account plus accrued interest shall be less than 97% of the Invested Amount PLUS accrued Certificate Yield, for one (1) Business Day following the earlier to occur of (i) delivery of the Weekly Report, or (ii) the due date of the Weekly Report pursuant to Section 7(f)(v) of the Investment Management Agreement; or

         (xii) a Non-Payment Event shall have occurred with respect to the Swap Provider.

         "AMORTIZATION PERIOD" means the period (a) commencing on the earliest of (i) the Scheduled Liquidity Termination Date, as the same may be extended from time to time in accordance with the terms hereof, (ii) the delivery of notice of, or the automatic occurrence of, an Amortization Event hereunder and (iii) the Maturity Date, as the same may be extended from time to time in accordance with the terms hereof, and (b) ending on the earlier to occur of the Maturity Date and the Termination Date.

         "APA BANKS" means the financial institutions from time to time party to the Asset Purchase Agreement; PROVIDED that each of such institutions must have senior short-term claims-paying ratings of A-1 or better from Standard & Poor's and P-1 from Moody's.

         "ARM CAPITAL" means ARM Capital Advisors, LLC, a Delaware limited liability company, and its successors.

         "ASSET PURCHASE AGREEMENT" means the Asset Purchase Agreement, dated as of September 15, 1998, among the Purchaser, the APA Banks party thereto from time to time and the Funding Agent, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                                   ANNEX X--PAGE 3

         "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C.
    Section 101 ET SEQ.), as amended and in effect from time to time, or any successor statute.

         "BASE RATE" means a rate per annum equal to the greater of (i) the prime rate of interest announced by the Funding Agent from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Funding Agent) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
    Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Funding Agent from three
    (3) Federal funds brokers of recognized standing selected by it.

         "BROKER-DEALER" means a "broker" or a "dealer" within the meaning of the Exchange Act.

         "BUSINESS DAY" means any day excluding Saturday, Sunday and any day on which banks in The City of New York or Louisville, Kentucky are authorized or required by law to close, and, when used with respect to the determination of the Eurodollar Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "CASHFLOW" means all cashflow attributable to the Portfolio including, without limitation, payments of principal, interest and dividends received, proceeds from securities sales and any other monies internally generated by the Portfolio or received by the Custodian for placement in the Custodial Account (including, without limitation, any amounts paid to the Issuer pursuant to the Swap Agreement).

         "CERTIFICATE" has the meaning specified in the preamble to the Face-Amount Certificate Agreement.

         "CERTIFICATEHOLDERS" means each APA Bank and PARCO, and their respective successors and assigns.


                                   ANNEX X--PAGE 4

         "CERTIFICATE PURCHASE PAYMENTS" means all payments by the Certificateholders to the Pledgor under or in connection with the Face-Amount Certificate and the Face-Amount Certificate Agreement.

         "CERTIFICATE YIELD" has the meaning specified in Section 4 of the Face-Amount Certificate Agreement

         "CHANGE OF CONTROL" means the Parent shall cease to own, directly or indirectly, all of the outstanding shares of the voting stock of the Issuer, Integrity Life or the Portfolio Manager on a fully diluted basis.

         "CHASE" means The Chase Manhattan Bank, a New York banking corporation, and its successors.

         "CHASE ROLES" has the meaning specified in Section 14(p) of the Face-Amount Certificate Agreement.

         "CLOSING" means the first day on which all of the conditions precedent specified in Exhibit G to the Face-Amount Certificate Agreement have been satisfied.

         "CLOSING DATE" means the date on which the Closing occurs.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMERCIAL PAPER" means the A-1/P-1 asset-backed short-term promissory notes of the Purchaser issued by the Purchaser in the United States commercial paper market.

         "CONFIDENTIAL INFORMATION" has the meaning specified in Section 14(i)(i) of the Face-Amount Certificate Agreement.

         "CONTROL AGREEMENT" means that certain Account Control Agreement, dated as of September 15, 1998, by and among the Issuer, the Custodian and the Funding Agent as amended, restated, supplemented or otherwise modified and in effect from time to time.

         "CP RATE" has the meaning specified in Section 5 of the Face-Amount Certificate Agreement.


                                   ANNEX X--PAGE 5

         "CP TRANCHE PERIOD" has the meaning described in Section 5 of the Face-Amount Certificate Agreement.

         "CUSTODIAL ACCOUNT" means that certain Custodial Account #323-847005, held with Chase, in its capacity as Custodian, and mutually agreed upon by the issuer, the Portfolio Manager, and the Funding Agent.

         "CUSTODIAL AGREEMENT" means the Domestic Custody Agreement, dated as of September 15, 1998, between the Issuer and the Custodian, as supplemented by the Control Agreement as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.

         "CUSTODIAN" means Chase, and its successors and assigns in such capacity.

         "DEALER FEE" means any and all applicable commissions of placement agents and commercial paper dealers in respect of any Commercial Paper issued by the Purchaser to maintain its interest in the Invested Amount (such fees and commissions not to exceed 0.05% per annum).

         "DEFAULTED SECURITY" means any Security: (i) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type constituting an Insolvency Event, or (ii) as to which any other event has occurred and is continuing which has caused the acceleration of the maturity of all or a portion of the principal of such Security.

         "EARNED YIELD" has the meaning specified in Section 5 of the Face-Amount Certificate Agreement.

         "ELIGIBLE SECURITY" means, at any time, any Security (including any swaps and/or loans permissible under the Investment Guidelines):

              (i) which is payable only in the United States (except for Eurodollar Perpetual Floating Rate Securities), and is denominated only in U.S. Dollars;

              (ii) with respect to which (x) no Obligor thereunder is an Obligor on a Defaulted Security; (y) no Obligor thereunder is an affiliate of the Parent


                                   ANNEX X--PAGE 6
     or any Transaction-Related Party; and (z) each Obligor thereunder is incorporated or organized under the laws of the United States or any state thereof or under the laws of an Organization for Economic Cooperation and Development country;

          (iii) which is scheduled to be paid in full on or prior to the 30th anniversary of its issuance or is a Eurodollar Perpetual Floating Rate Security rated NAIC 1 by the National Association of Insurance Commissioners whose base level index resets at least semiannually;

          (iv) which is rated by any of Standard & Poor's, Moody's or the National Association of Insurance Commissioners (or, if such Security is a swap, then the counterparty issuer of which is rated at least AA- by Standard & Poor's and Aa3 by Moody's);

          (v) with respect to which any payments of interest made to the Issuer thereon are not subject to any taxes, levies, imposts, deductions, charges or withholdings imposed by any governmental authority of any jurisdiction (other than taxes imposed on or measured by the net income or overall gross receipts, capital and franchise taxes attributable to the Issuer);

          (vi) which is not a Security (a) with respect to which any related Obligor is primarily engaged in the building, real estate, land development or real estate investment trust industries, or except as otherwise permitted in the Investment Guidelines, (b) which is principally secured by a lien upon real estate, and either (x) does not provide for recourse to the general assets of the related Obligor for the repayment of such Security, or (y) such real estate constitutes all or substantially all of the assets of the related Obligor;

          (vii) which, at the time of the Issuer's acquisition of such Security, is not being redeemed pursuant to its terms;

          (viii) which is not by its terms convertible into or exchangeable for, or secured by, any capital stock, equity security or interest in the equity of a entity, or any warrant, option, right or other agreement pursuant to which any such capital stock, equity security or interest can be acquired, whether or not actually evidenced by a security;

                                    ANNEX X--PAGE 7

          (ix) as to which, at the time of the Issuer's acquisition of such Security, the Issuer will have good and marketable title to such Security, free and clear from all liens except as created under the Pledge Agreement, and which has been the subject of the grant under the Pledge Agreement of a first priority perfected "security interest" (within the meaning of the Uniform Commercial Code of the jurisdiction the law of which governs the perfection of the security interest in such Security created by the Pledge Agreement) therein (and in the proceeds thereof);

          (x)    which is not a Defaulted Security;

          (xi) which will at all times be the BONA FIDE, legal and assignable payment obligation of the Obligor of such Security, and with respect to which each instrument, document or agreement evidencing such Security will at all times be the BONA FIDE, legal and assignable obligation of the Obligor (including any guarantor of the primary Obligor) of such Security, in each case enforceable against such Obligor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally, and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

          (xii) which complies in all material respects with all applicable requirements of the Investment Guidelines;

          (xiii) which is either an "instrument," a "certificated security" or a "security entitlement" (in each case within the meaning of Sections 9-105, 9-106 and/or 9-115 of the Uniform Commercial Code as in effect in the State of New York or a swap permissible under the Investment Guidelines); and if an instrument or a certificated security, only one original thereof exists, which has been or will be delivered to the Custodian pursuant to the Pledge Agreement;

          (xiv) which is not subject to any provision prohibiting the transfer, sale or assignment to, or by, the Issuer of such payment obligation;

          (xv) as to which (A) no fewer than three (3) Broker-Dealers trade in such Security and (B) the Funding Agent has not notified the Portfolio


                                   ANNEX X--PAGE 8

     Manager that the Funding Agent has determined that such Security is not acceptable, in its reasonable judgment, as an Eligible Security;

          (xvi) if such Security bears interest at a fixed per annum rate, as to which, at the time of the Issuer's acquisition of such Security, will not cause the aggregate Fair Market Value of all Securities owned by the Issuer which bear interest at a fixed per annum rate to exceed 60.0% of the aggregate Fair Market Value of all Securities owned by the Issuer; PROVIDED HOWEVER, if the Issuer simultaneously acquires a swap, eligible pursuant to section (iv) of this definition, which converts any portion of such Security's fixed rate to a floating rate (a "HEDGE"), that portion of the Security with the corresponding Hedge shall not be included as a fixed rate security for the purposes of this calculation; and

          (xvii) which is not a leveraged future or other leveraged/speculative derivative or short position.

          "ERISA" means the Employment Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "ERISA AFFILIATE" means, with respect to the Issuer, any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which the Issuer is a member, or (ii) solely for the purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Internal Revenue Code and created under Section
302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in
Section 414(m) or (o) of the Internal Revenue Code of which the Issuer is a member.

          "EURODOLLAR PERPETUAL FLOATING RATE SECURITY" means a security which pays interest and principal in U.S. Dollars held in banks outside the U.S. and which either has no stated maturity or a maturity date so distant in the future such that it effectively pays interest indefinitely and with respect to which the coupon payments reset periodically typically as specified by a short-term interest index plus a spread.

          "EURODOLLAR RATE" has the meaning specified in Section 5 of the Face-Amount Certificate Agreement.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                                    ANNEX X--PAGE 9

          "FACE-AMOUNT CERTIFICATE AGREEMENT" means that certain Installment Face-Amount Certificate Agreement, dated as of September 15, 1998, by and among the Issuer, PARCO, and the Funding Agent.

          "FAIR MARKET VALUE" means, with respect to any Security, Short-Term Investment or interest rate swap at any date, (i) if quotations are then available, the price of such Security, Short-Term Investment or interest rate swap on the preceding Business Day, as calculated based on any regularly published reporting or quotation service, or (ii) if quotations are not then available, the market value of such Security, Short-Term Investment or interest rate swap as determined by the Portfolio Manager in good faith, based on its standard valuation procedures acceptable to the Funding Agent in its reasonable discretion, but exclusive of the portion of such price or valuation attributable to the accrued interest or discount with respect to such Security, Short-Term Investment or interest rate swap as of such date; PROVIDED that, to the extent a discrepancy exists between the calculations of the Portfolio Manager and any Independent Valuation Report, the lower of the two calculations shall be the Fair Market Value unless such discrepancy is resolved at the mutual agreement of the Portfolio Manager and Funding Agent (both parties using their best efforts), then such agreed amount will be the Fair Market Value; PROVIDED FURTHER that the Issuer may, at its expense, obtain a third quotation from a Person (such Person to be approved by the Funding Agent, such approval not to be unreasonably withheld), whereupon the average of the quotation specified in the Independent Valuation Report and such Person's quotation shall be the applicable Fair Market Value.

          "FUNDING AGENT" means Chase, in its capacity as funding agent for the benefit of the Certificateholders under the Transaction Documents.

          "INDEMNIFIED AMOUNTS" has the meaning specified in Section (a) of Exhibit D of the Face-Amount Certificate Agreement.

          "INDEMNIFIED PARTY" means the Funding Agent (including, without limitations, its officers, directors, employees and agents) or any Certificateholder.

          "INDEPENDENT VALUATION REPORT" means a report of an independent Person (other than an Affiliate of the Issuer or the Parent) selected by the Funding Agent and at the Purchaser's expense, which report shall state the Fair Market Value of the Custodial Account, as of any date specified by the Funding Agent, PROVIDED that if the Fair Market Value is reported as less than 97% of the Invested Amount, the Funding Agent will notify the Portfolio Manager at least one (1) Business Day


                                   ANNEX X--PAGE 10
prior to the earlier to occur of (i) the day on which the next Weekly Report is due, or (ii) the next Settlement Date.

          "INITIAL PURCHASE" has the meaning specified in Section 1 of the Face-Amount Certificate Agreement.

          "INSOLVENCY EVENT" means, with respect to any Person, the occurrence of any of the following events: (a) such Person is wound up or dissolved or there is appointed over it or a substantial part of its assets a receiver, administrator, administrative receiver, trustee or similar officer; or (b) such Person (i) ceases to be able to, or admits in writing its inability to, pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any legal composition or arrangement with, its creditors generally; (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee (other than the Funding Agent), custodian (other than the Custodian), liquidator or sequestrator (or other similar official) of such person or entity or of any substantial part of its properties or assets, or authorizes such an application or consent, or proceedings seeking such appointment are commenced without such authorization, consent or application against such person or entity; (iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, insolvency or similar law, or authorizes such application or consent, or proceedings to such end are instituted against such person or entity without such authorization, application or consent (and such proceedings have not been dismissed for 60 days); or (iv) permits or suffers all or any substantial part of its properties or assets to be sequestered or attached by court order.

          "INSTALLMENT PURCHASE" has the meaning specified in Section 1 of the Face-Amount Certificate Agreement.

          "INSTRUMENT" means an instrument (including, without limitation, a promissory note) or certificated security, as each such term is defined in the Uniform Commercial Code of any applicable jurisdiction.

          "INTEGRITY CAPITAL" means Integrity Capital Advisors, Inc., a Delaware corporation, and its successors.

          "INVESTED AMOUNT" means, during all times, the aggregate principal amount outstanding under the Face-Amount Certificate.

                                   ANNEX X--PAGE 11

          "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

          "INVESTMENT GUIDELINES" means a set of investment guidelines attached as Exhibit A to the Investment Management Agreement, and agreed upon between the Issuer and the Funding Agent.

          "INVESTMENT MANAGEMENT AGREEMENT" means that certain investment management agreement, dated as of September 15, 1998, by and among the Issuer, the Funding Agent, and Integrity Capital Advisors, Inc., as amended, restated, supplemented or otherwise modified and in effect from time to time.

          "ISSUER" means 212 Certificate Company, a Delaware corporation.

          "LAW" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

          "LIBOR RATE" means, with respect to any Eurodollar Tranche Period, the rate at which deposits in dollars are offered to the Funding Agent, in the London interbank market at approximately 11:00 A.M. (London time) two (2) Business Days before the first day of such Eurodollar Tranche Period in an amount approximately equal to the portion of the Invested Amount to which the Eurodollar Rate is to apply and for a period of time approximately equal to the applicable Eurodollar Tranche Period.

          "LIQUIDATION EVENT" means either (A) the 270th day following the commencement of the Amortization Period or (B) the occurrence of any Amortization Event described in clauses (i), (v), (vi), (vii), (viii), (xi) or
(xii) of the definition thereof.

          "MANAGER" means Global Securitization Services LLC, a Delaware limited liability company, and its successors and assigns in its capacity as manager for the Purchaser.

                                   ANNEX X-PAGE 12

          "MATURITY DATE" has the meaning specified in Section 8 of the Face-Amount Certificate Agreement.

          "MONTHLY COMPLIANCE REPORT" has the meaning specified in Section 7(f)(vii) of the Investment Management Agreement.

          "MOODY'S" means Moody's Investors Service, Inc., and its successors and assigns.

          "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA which is, or within the immediately preceding six years was contributed to either by the Parent or any ERISA Affiliate.

          "NON-PAYMENT EVENT" shall mean, at any time with respect to the Swap Provider, any failure by the Swap Provider to make any payment when due under the Swap Agreement or under any other insurance or reinsurance policy or any other swap or hedging agreement issued by it; PROVIDED that any failure of the Swap Provider to make payment under any other such insurance or reinsurance policy or swap or hedging agreement (i) for the reason that all conditions to, and defenses against, payment thereon have not been duly satisfied or related to a BONA FIDE good faith dispute between the Swap Provider and the beneficiary or counterparty, as the case may be, of such other insurance or reinsurance policy or swap or hedging agreement or (ii) if such failure arose out of an inadvertent administrative error or omission (provided that such error is corrected within a commercially reasonable time period) shall not, in and of itself, constitute a Non-Payment Event.

          "NON-RULE 144A LETTER" has the meaning specified in Section 14(a)(ii)(y) of the Face-Amount Certificate Agreement.

          "OBLIGATIONS" means the obligations of the Pledgor under the Face-Amount Certificate, the Face-Amount Certificate Agreement and the other Transaction Documents.

          "OBLIGOR" means, with respect to any Security or Short-Term Investment, each person or entity which is obligated to make payments with respect to such Security or Short-Term Investment, as applicable, including any guarantor of such person or entity's obligations.

                                   ANNEX X-PAGE 13

          "OFFICIAL BODY" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

          "ONE-MONTH LIBOR" means, with respect to any portion of the Invested Amount funded at a Eurodollar Rate, a rate equal to the applicable Eurodollar Rate for a Eurodollar Tranche Period of one month.

          "PARCO" means Park Avenue Receivables Corporation, a Delaware corporation, and its successors.

          "PARCO WIND-DOWN EVENT" means the occurrence of any of the following events:

          (a) on the fifth Business Day prior to the date specified in the definition of "Scheduled Liquidity Termination Date" (after giving effect to any extensions), the Aggregate Commitment has not been extended for an additional 364 days;

          (b) any provider of the Purchaser's program liquidity and/or letter of credit facilities shall have given notice that an event of default has occurred and is continuing under its agreement with the Purchaser;

          (c) the Purchaser has notified the Issuer that it no longer wishes to, or is unable to, issue Commercial Paper with respect to the Certificate;

          (d) the Commercial Paper shall not be rated at least A-1/P-1 by Standard & Poor's and Moody's, respectively; and

          (e) an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

          "PARENT" means ARM Financial Group, Inc., a Delaware corporation, and its successors and assigns.

          "PARTIAL AMORTIZATION NOTICE" has the meaning specified in Section 9(b) of the Face-Amount Certificate Agreement.

                                   ANNEX X--PAGE 14

          "PERSON" means any corporation (including a business trust), natural person, firm, joint venture, joint stock company, limited liability company, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

          "PLEDGE AGREEMENT" means that certain Pledge and Security Agreement, dated as of September 15, 1998, by and between 212 Certificate Company and Chase, as Funding Agent, as amended, restated, supplemented or otherwise modified from time to time.

          "PLEDGED COLLATERAL" means all of the Pledgor's right, title and interest, whether now owned or hereafter acquired and wherever located, in, to and under all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, cash, deposit accounts, certificate of deposit, goods, letters of credit, securities investment property, financial assets or security entitlements consisting of, arising from or relating to any of the following property:

          (i) all Securities and Short-term Investments owned by the Issuer from time to time;

          (ii) all Certificate Purchase Payments and payments in respect of any Swap;

          (iii) the Custodial Account and all funds on deposit from time to time therein and all investments, proceeds and other property credited thereto (including income thereon);

          (iv) all rights of the Pledgor under the Investment Management Agreement, the Swap Agreement, the Face-Amount Certificate Agreement, the Custodial Agreement and the other Transaction Documents; and

          (v) all present and future claims, demands, causes and choices in action in respect of any or all of the foregoing, and all proceeds thereof.

          "PLEDGOR" means the Issuer, in its capacity as pledgor under the Pledge Agreement.

          "PORTFOLIO" means the Pledged Collateral.


                                   ANNEX X--PAGE 15

          "PORTFOLIO MANAGER" means Integrity Capital Advisors, Inc., a Delaware Corporation, and its successors and assigns.

          "PORTFOLIO MANAGER FEE" means 0.25% per annum.

          "PORTFOLIO MANAGERY TRANSFER" has the meaning in Section 13(d) of the Investment Management Agreement.

          "POTENTIAL AMORTIZATION EVENT" means any event which, with the giving of notice or the passing of time, or both, will unavoidably constitute an Amortization Event.

          "PROGRAM FEE" means the fees set forth in the Program Fee Letter.

          "PROGRAM FEE LETTER" means that certain fee letter, dated as of September 15, 1998, between the Issuer and the Funding Agent, as amended from time to time upon the mutual agreement of the parties thereto.

          "PURCHASER" means PARCO.

          "REDEMPTION PRICE" means, in connection with any redemption of a portion of the Invested Amount on any date specified by the Issuer to the Funding Agent in a Partial Amortization Notice, an amount equal to the sum of
(i) the portion of the Invested Amount to be redeemed PLUS (ii) all interest accrued and scheduled to accrue on such portion of the Invested Amount PLUS
(iii) all costs, fees and expenses due and owing to the Certificateholders under the Transaction Documents which are attributable to such portion of the Invested Amount scheduled to be redeemed.

          "REMOVAL NOTICE" means any notice delivered pursuant to the first sentence of Section 12(b) of the Investment Management Agreement.

          "RULE 144A" means Rule 144A under the Securities Act, as amended from time to time.

          "RULE 144A LETTERS" has the meaning specified in Section 14(a)(ii)(x) of the Face-Amount Certificate Agreement.

          "SALE" has the meaning specified in Section 14(a)(ii) of the Face-Amount Certificate Agreement.

                                   ANNEX X--PAGE 16

          "SALE PROCEEDS" has the meaning specified in the preamble to the Face-Amount Certificate Agreement.

          "SCHEDULED LIQUIDITY TERMINATION DATE" means September 14, 1999, as such date may be extended from time to time in writing between the Issuer and the Certificateholders.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SECURITY" means indebtedness constituting a debenture, bond, note, security entitlement, certificated security or other Instrument or evidence of indebtedness issued by an Obligor or Obligors, other than a line of credit or a loan.

          "SETTLEMENT DATE" means the 12th calendar day of each month, or, if such day is not a Business Day, the next succeeding Business Day or the Maturity Date (as applicable).

          "SETTLEMENT PERIOD" means the period commencing the first day of each calendar month and ending on and including last day of such calendar month; PROVIDED that the initial Settlement Period will commence on the Closing Date and end on, and include, October 31, 1998.

          "SETTLEMENT REPORT" has the meaning in Section 7(f)(vi) of the Investment Management Agreement.

          "SHORT-TERM INVESTMENTS" means the short-term interest bearing and short-term discount obligations held by the Issuer from time to time in the Custodial Account pursuant to Section 6 of the Custodial Agreement.

          "SHORTFALL AMOUNT" means, on any date, the positive difference, if any, of (i) the outstanding Invested Amount on such date, MINUS (ii) the sum of the aggregate Fair Market Value of all Securities and Short-Term Investments owned by the Issuer on such date on deposit in the Custodial Account plus any free cash balance in the Custodial Account on such date.

          "STANDARD & POOR'S" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors and assigns.

                                   ANNEX X--PAGE 17

          "SUCCESSOR PORTFOLIO MANAGER" has the meaning specified in Section 13
(c) of the Investment Management Agreement.

          "SUCCESSOR SWAP PROVIDER" means any Person rated at least AA or better by Standard & Poor's and Aa2 or better by Moody's, which Person has become obligated to assume the obligations of the swap counterparty under the Swap Agreement (with the consent of the Funding Agent).

          "SURPLUS AMOUNT" means, on any date, the positive difference, if any, of (i) the sum of the aggregate Fair Market Value of all Securities and Short-Term Investments owned by the Issuer on such date on deposit in the Custodial Account plus any free cash balance in the Custodial Account on such date, MINUS (ii) the outstanding Invested Amount on such date.

          "SWAP AGREEMENT" means that certain ISDA Master Agreement, dated as of September 15, 1998, together with the accompanying Schedule, Exhibits and Confirmations delivered pursuant thereto by and between the Issuer and Integrity Life Insurance Company, as swap counterparty thereunder, as amended, restated, supplemented or otherwise modified and in effect from time to time.

          "SWAP EVENT" means, with respect to the Swap Agreement, the occurrence of any one or more of the following: (a) the Swap Provider shall have voluntarily commenced any proceeding or filed any petition under any bankruptcy, insolvency or similar law seeking the dissolutions, liquidation or reorganization of the Swap Provider, (b) involuntary proceedings or an involuntary petition shall have been commenced or filed against the Swap Provider by any person or entity under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of the Swap Provider which proceedings or petition have not been dismissed within sixty (60) days or an order of relief shall have been entered, or (c) the Swap Provider (i) shall fail to make any payment or deposit when due under the Swap Agreement or (ii) shall fail to perform or shall breach any covenant or any other agreement under the Swap Agreement and such failure to perform or breach is not cured within five (5) Business Days, such period to begin at the time at which the Swap Provider knew, or reasonably should have known, of such breach or failure to perform.

          "SWAP PROVIDER" means Integrity Capital, and its successors and assigns in the capacity of swap counterparty thereunder.

                                   ANNEX X-PAGE 18

          "TAXES" has the meaning specified in Section (d) of Exhibit D to the Face-Amount Certificate Agreement.

          "TERMINATION DATE" means the date on which the Invested Amount under the Face-Amount Certificate and all other amounts payable by the Issuer under the Face-Amount Certificate Agreement and the other Transaction Documents have been fully paid in cash.

          "TRANSACTION COSTS" has the meaning specified in Section (e) of Exhibit D to the Face-Amount Certificate Agreement.

          "TRANSACTION DOCUMENTS" means the Face-Amount Certificate Agreement, the Certificate, the Custodial Agreement, the Pledge Agreement, the Control Agreement, the Investment Management Agreement, the Asset Purchase Agreement, the Program Fee Letter, the Swap Agreement and each of the other documents, agreements or instruments from time to time executed and delivered by a Transaction-Related Party to the Funding Agent or any Certificateholders in connection with the transactions contemplated hereby or thereby.

          "TRANSACTION-RELATED PARTY" means any of the Issuer, the Portfolio Manager, the Swap Provider, the Custodian (if Chase is not the Custodian) or any authorized agent of the foregoing.

          "WEEKLY REPORT" has the meaning specified in Section 7(f)(v) of the Investment Management Agreement.

                                   ANNEX X--PAGE 19